Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated October 1, 2026, relating to the financial statements of Renergen Limited, which is contained in the Registration Statement and Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ BDO South Africa Incorporated

Johannesburg

October 1, 2026